Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Second Quarter 2018 Financial Results

Q2 Revenue $19.2 million; Q2 EPS $(0.29); Board of Directors appoints Rob Peters and establishes a Strategic Review Committee

Bellevue, WA – August 13, 2018 – Bsquare Corporation (NASDAQ: BSQR) (the “Company”) today announced financial results for the second quarter of 2018. Bsquare also announced the appointment of Rob Peters, a principal of Palogic Value Management, L.P., one of the Company’s largest shareholders, to the Company’s board of directors in place of Bob DeSantis, who has resigned as a director due to increased demands on his time from his current position. The Company further announced the establishment of a board-level Strategic Review Committee to be chaired by Ryan Vardeman, who joined the Company’s board of directors in June of this year.

“During the second quarter we pursued a set of initiatives intended to put our DataV Industrial Internet of Things (“IIoT”) business on a sounder footing,” stated Acting CEO Kevin Walsh. “In the quarter we added $1.4 million in new DataV bookings from existing customers, which includes the production deployment SaaS agreement with a Fortune 100 customer announced in May. Nevertheless, results from our DataV business fell short of expectations. Initiatives we have undertaken included a narrowing of product focus; increasing our go-to-market alignment with Amazon Web Services (“AWS”); and reducing our annualized operating expense levels by approximately $6.0 million in order to improve our overall financial position. We believe that these and other changes, including strong receivables collections, will result in a significant reduction in our cash burn; we expect that second half 2018 net cash usage will be in the range of $1.0 million to $2.0 million."

Mr. Walsh continued, “Our third-party software business, largely comprised of Microsoft embedded and IoT software, performed above expectations, resulting in overall revenue above the top end of our second quarter guidance range. We continue to strive to manage this business efficiently while targeting new areas for growth.”

Second Quarter 2018 Financial Highlights

•	Revenue for the quarter was $19.2 million, up 1.9% compared to the second quarter of 2017 and down 7.1% compared to the first quarter of 2018.
•

Net loss for the quarter was $3.7 million, or $0.29 per diluted share, compared to net loss of $2.6 million, or $0.20 per diluted share, in the second quarter of 2017 and net loss of $2.4 million, or $0.19 per diluted share, in the first quarter of 2018.

•	Adjusted EBITDAS (1) was negative $3.6 million, down $1.5 million from the second quarter of 2017 and down $1.6 million from the first quarter of 2018.
•	Cash, cash equivalents and short-term investments at June 30, 2018 totaled $17.9 million, a decrease of approximately $9.4 million from June 30, 2017 and $3.6 million from March 31, 2018.

Details as follows (unaudited, in thousands except percentages and per share amounts):

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

	Three Months Ended
	June 30, 2018	June 30, 2017	Q2-Q2 Change (2)	March 31, 2018	Q2-Q1 Change (2)
Revenue:
Third-party software	$16,992	$15,505	$1,487	$16,064	$928
Proprietary software	281	481	(200)	1,795	(1,514)
Professional engineering service	1,930	2,862	(932)	2,819	(889)
Total revenue	19,203	18,848	355	20,678	(1,475)
Total gross profit	$3,261	$3,873	$(612)	$5,200	$(1,939)
Gross margins:
Third-party software	14.8%	15.5%	(0.7)%	16.9%	(2.1)%
Proprietary software	64.4%	91.9%	(27.5)%	97.7%	(33.3)%
Professional engineering service	29.4%	36.0%	(6.6)%	26.1%	3.3%
Total gross margin	17.0%	20.5%	(3.5)%	25.1%	(8.1)%
Total operating expenses	$6,979	$6,492	$487	$7,678	$(699)
Net loss	(3,683)	(2,560)	(1,123)	(2,434)	(1,249)
Per diluted share	(0.29)	(0.20)	(0.09)	(0.19)	(0.10)
Adjusted EBITDAS (1)	(3,570)	(2,041)	(1,529)	(2,006)	(1,564)
Cash, cash equivalents and short-term investments	$17,861	$27,296	$(9,435)	$21,435	$(3,574)

Notes:

(1)

Adjusted EBITDAS = loss from operations before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

(2)	For gross margin, amount represents percentage point change.

Financial Commentary on Second Quarter 2018 Results (Compared to Second Quarter 2017)

•	Third-party software revenue increased for the quarterly period, primarily due to higher sales of Microsoft Windows Embedded operating systems, partially offset by lower sales to Honeywell.
•	Proprietary software revenue decreased for the quarterly period, primarily due to lower sales of other proprietary software.
•	Professional engineering service revenue decreased for the quarterly period, primarily due to the completion in 2017 of several existing customer projects.
•	Operating expenses increased for the quarterly period, due to continued R&D investment in DataV, partially offset by lower SG&A expenses from lower stock compensation and recruiting fees.

Additional DataV Metrics (Including Non-GAAP Measures)

•	During the second quarter of 2018, we recorded $1.4 million in DataV bookings (a non-GAAP measure defined as the contract value of new agreements signed with customers).
•	DataV backlog (a non-GAAP measure defined as total DataV bookings less DataV revenue recognized to date) was $5.9 million at June 30, 2018, compared to approximately $6.5 million at December 31, 2017.
•

Total deferred revenue at June 30, 2018 was $2.1 million, compared to $3.3 million at December 31, 2017. The June 30, 2018 balance included DataV deferred revenue of $1.7 million. The deferred revenue balances relating to our DataV sales do not represent the total contract value of our DataV agreements.

•

DataV unbilled deferred revenue (a non-GAAP measure defined as future contract billings that have not been invoiced and, accordingly, are not included in deferred revenue) was approximately $4.2 million at June 30, 2018 and approximately $3.7 million at December 31, 2017.

Bookings, backlog and unbilled deferred revenue are non-GAAP measures. These non-GAAP measures have been included because management believes they provide meaningful information related to our DataV product sales, since revenue from such sales may be recognized in different periods than those in which orders have been received or cash has been collected.

Third Quarter and Second Half 2018 Outlook

Management currently has the following expectations for the third quarter of 2018:

•	Revenue in the range of $17.0 million to $19.0 million.
•	Blended gross margin in the 16% to 18% range.
•	A sequential reduction in net loss due to lower overall compensation, marketing, sales and administrative costs resulting from recent expense reductions.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Management currently has the following expectations for the second half of 2018:

•	Net cash usage of $1.0 million to $2.0 million.

Conference Call

Management will host a conference call today, August 13, 2018, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-394-8218 or 1-323-701-0225 for international callers, and reference “BSQUARE Corporation Second Quarter 2018 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 6328213. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

For more than two decades, Bsquare has helped its customers extract business value from a broad array of physical assets by making these assets intelligent, connecting them, and using the data they generate to optimize business processes. Bsquare DataV software solutions can be deployed by a wide variety of enterprises to create business-focused Industrial Internet of Things systems that more effectively monitor device data, automate processes, predict events and produce better business outcomes. Bsquare goes a step further by coupling its purpose-built DataV software with comprehensive analytic and engineering services that help organizations of all types make IIoT a business reality. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Industrial Internet of Things, and our product and service offerings more generally; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:Investor Contact:

Peter Biere, Chief Financial OfficerLeslie Phillips

BSQUARE CorporationThe Blueshirt Group

+1 425.519.5900+ 1 415.217.5869

investorrelations@bsquare.comleslie@blueshirtgroup.com

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Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,238	$12,859
Short-term investments	7,623	11,895
Accounts receivable, net of allowance for doubtful accounts of $50 and $50 at June 30, 2018 and December 31, 2017, respectively	16,219	18,014
Contract assets	923	937
Prepaid expenses and other current assets	511	548
Total current assets	35,514	44,253
Equipment, furniture and leasehold improvements, less accumulated depreciation	1,220	989
Intangible assets, less accumulated amortization	316	365
Goodwill	3,738	3,738
Other non-current assets	212	89
Total assets	$41,000	$49,434
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$9,619	$10,547
Accounts payable	382	375
Accrued compensation	1,871	2,266
Other accrued expenses	745	681
Deferred rent	347	339
Deferred revenue	1,225	3,219
Total current liabilities	14,189	17,427
Deferred rent, long-term	340	516
Deferred revenue, long-term	836	61
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 12,712,134 and 12,664,489 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	137,932	137,622
Accumulated other comprehensive loss	(904)	(916)
Accumulated deficit	(111,393)	(105,276)
Total shareholders' equity	25,635	31,430
Total liabilities and shareholders' equity	$41,000	$49,434

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Third-party software	$16,992	$15,505	$33,056	$32,302
Proprietary software	281	481	2,076	3,135
Professional engineering service	1,930	2,862	4,749	6,252
Total revenue	19,203	18,848	39,881	41,689
Cost of revenue:
Third-party software	14,480	13,103	27,834	27,185
Proprietary software	100	39	141	71
Professional engineering service	1,362	1,833	3,445	4,307
Total cost of revenue	15,942	14,975	31,420	31,563
Gross profit	3,261	3,873	8,461	10,126
Operating expenses:
Selling, general and administrative	4,901	5,046	10,349	9,911
Research and development	2,078	1,446	4,308	2,793
Total operating expenses	6,979	6,492	14,657	12,704
Loss from operations	(3,718)	(2,619)	(6,196)	(2,578)
Other income, net	47	59	91	114
Loss before income taxes	(3,671)	(2,560)	(6,105)	(2,464)
Income tax benefit (expense)	(12)	—	(12)	106
Net loss	$(3,683)	$(2,560)	$(6,117)	$(2,358)
Basic loss per share	$(0.29)	$(0.20)	$(0.48)	$(0.19)
Diluted loss per share	$(0.29)	$(0.20)	$(0.48)	$(0.19)
Shares used in per share calculations:
Basic	12,697	12,577	12,685	12,563
Diluted	12,697	12,577	12,685	12,563

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Loss from operations as reported	$(3,718)	$(2,619)	$(6,196)	$(2,578)
Depreciation and amortization	164	167	305	320
Stock-based compensation	(16)	411	315	810
Adjusted EBITDAS (1)	$(3,570)	$(2,041)	$(5,576)	$(1,448)

(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999